                                                  EXHIBIT (21)

               Subsidiaries of New England Power Company
               -----------------------------------------


  State of Incorporation or
Name of Company                            Organization
---------------                    -------------------------

Connecticut Yankee Atomic          Connecticut
  Power Company

Maine Yankee Atomic                Maine
  Power Company

Vermont Yankee Nuclear             Vermont
  Power Corporation

Yankee Atomic Electric Company     Massachusetts
